SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2009 (March 4, 2009)

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Employment Agreements

We, Par Pharmaceutical Companies, Inc. and/or through our wholly-owned subsidiary, Par Pharmaceutical, Inc. (hereinafter collectively referred to as “Par,” “we,” “our,” or “us”), entered into amendments of existing employment agreements effective March 4, 2009 with certain of our executive officers, namely Patrick G. LePore, (Chairman, Chief Executive Officer and President), Paul V. Campanelli (Executive Vice President, President, Generics Division), Thomas J. Haughey (Executive Vice President, Chief Administration Officer and General Counsel) and John A. MacPhee (Executive Vice President, President, Strativa Pharmaceuticals), each of whom was a named executive officer as identified in our Proxy Statement filed on April 7, 2008; and Lawrence A. Kenyon, Executive Vice President – Finance, who assumed the position of Chief Financial Officer effective March 9, 2009.

Each executive’s employment agreement currently provides that in the event the executive is terminated by us without “cause” or the executive terminates for our “material breach” of the employment agreement, any equity awards previously granted to the executive will immediately vest, with the exception of certain time and performance-based restricted stock awards which were granted in 2008.  For a discussion of the definition of the terms “cause” and “material breach,” see our Proxy Statement filed on April 7, 2008, beginning on page 41.  The employment agreements were each amended to provide that, with respect to any equity awards granted to the executive after December 31, 2008, if the executive’s employment term is terminated (i) by us without cause and such termination is not related to “Poor Performance” (as defined below), or (ii) by the executive for our material breach, then all equity awards granted to the executive after December 31, 2008 will immediately vest and, the executive will have three months to exercise any outstanding option awards.  For purposes of each employment agreement, as amended, “Poor Performance” means the executive’s consistent failure to meet reasonable performance expectations and goals which are established by us and communicated to the executive (other than any such failure resulting from incapacity due to physical or mental illness).  However, under the employment agreements, as amended, termination for Poor Performance will not be effective unless at least 30 days prior to such termination the executive receives notice from our Chief Executive Officer or the Board which specifically identifies the manner in which the executive has not met the prescribed performance expectations and goals and the executive has not corrected such failure or made substantial and material progress in correcting such failure to the satisfaction of our Chief Executive Officer or the Board.

The foregoing description of the amendment to the employment agreements does not purport to be complete and is qualified in its entirety by reference to the actual amendments, which are filed herewith as Exhibits 10.1 through 10.5 and incorporated herein by reference.

Veronica Lubatkin – Separation Agreement and Release

As previously disclosed in Current Reports on Form 8-K, dated December 17, 2008 and December 23, 2008, Veronica Lubatkin resigned from her position as Executive Vice President and Chief Financial Officer with effect from March 6, 2009, her Separation Date.  Ms. Lubatkin and Par entered into a restated separation and release letter dated December 23, 2008.  On March 6, 2009, Ms. Lubatkin and Par entered into a final separation agreement and release, which fully resolves all issues concerning Ms. Lubatkin’s employment relationship with us and reiterates certain terms contained in the restated letter.

In accordance with the terms of her employment agreement, we will pay Ms. Lubatkin severance payments totaling $1,396,282 in equal semi-monthly installments for two years commencing on September 11, 2009.  In accordance with the restated separation and release letter, Ms. Lubatkin received a payment of $56,667 on March 6, 2009, representing two months base salary.  In addition, for eighteen months following the Separation Date, we have agreed to maintain in effect Ms. Lubatkin’s coverage under Par’s welfare benefit plans.  Consistent with the terms of her employment agreement, shares of our restricted stock and options to purchase common stock granted to Ms. Lubatkin vested as of December 31, 2008, and she will have 24 months in which to exercise the stock options.  Pursuant to the separation agreement, Ms. Lubatkin is waiving any claim that she may have against us in connection with her employment agreement and is acknowledging her obligations that for one year following her Separation Date she will not solicit any business away from the Company.

Item 8.01.  Other Events.

As previously disclosed in our Current Report on Form 8-K dated February 9, 2009, we announced that following a bench trial, the United States District Court for the Northern District of Illinois entered a judgment in favor of Pentech Pharmaceuticals, Inc. and against the Company.   Subsequently, on March 5, 2009, in order to avoid any further costs, burdens or distractions of litigation, we have entered into a Settlement Agreement with Pentech Pharmaceuticals pursuant to which Par will pay Pentech an amount of approximately $66 million.  Pursuant to the terms of the agreement, a stipulation dismissing the appeal of the judgment and Pentech’s satisfaction of judgment will be filed with the District Court.  As previously disclosed, on May 3, 2004, Pentech had filed an action against the Company and alleged that Par breached its contract with Pentech relating to the supply and marketing of paroxetine (Paxil®).

Item 9.01

Financial Statements and Exhibits.

(d)

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 4, 2008, by and between Par Pharmaceutical Companies, Inc., Par Pharmaceutical, Inc. and Patrick LePore (attached herewith).
10.2	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 5, 2008, by and between Par Pharmaceutical, Inc. and Paul Campanelli (attached herewith).
10.3	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 4, 2008, by and between Par Pharmaceutical, Inc. and Thomas Haughey (attached herewith).
10.4	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 6, 2008, by and between Par Pharmaceutical, Inc. and John MacPhee (attached herewith).
10.5	Amendment dated March 4, 2009 to Employment Agreement, dated as of December 3, 2008, by and between Par Pharmaceutical, Inc. and Lawrence Kenyon (attached herewith).

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof  only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  March 9, 2009

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President

and General Counsel

EXHIBIT INDEX

     The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 4, 2008, by and between Par Pharmaceutical Companies, Inc., Par Pharmaceutical, Inc. and Patrick LePore (attached herewith).
10.2	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 5, 2008, by and between Par Pharmaceutical, Inc. and Paul Campanelli (attached herewith).
10.3	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 4, 2008, by and between Par Pharmaceutical, Inc. and Thomas Haughey (attached herewith).
10.4	Amendment dated March 4, 2009 to Employment Agreement, dated as of March 6, 2008, by and between Par Pharmaceutical, Inc. and John MacPhee (attached herewith).
10.5	Amendment dated March 4, 2009 to Employment Agreement, dated as of December 3, 2008, by and between Par Pharmaceutical, Inc. and Lawrence Kenyon (attached herewith).